Exhibit 99.1

1 Cedar Brook Drive	400 Chestnut Ridge Road
Cranbury, New Jersey 08512	Woodcliff Lake, NJ 07677
609-495-0500	201-930-3300
CONTACT:	CONTACT:
Constance Bienfait, 954-331-3760	Carol A. Cox, 201-930-3720
EMAIL: cbienfait@kospharm.com	EMAIL: ccox@barrlabs.com

KOS AND BARR ANNOUNCE DEFINITIVE CO-PROMOTION,
MANUFACTURING, AND SETTLEMENT AGREEMENTS

•	Agreements offer benefits to expanded universe of female patients

•	Barr to co-promote Niaspan® and Advicor® to health care professionals with an interest in women’s healthcare

•	Barr to provide back-up manufacturing for Kos’ Niaspan product

•	License and Settlement Agreement resolves Niaspan patent litigation

WOODCLIFF, NJ and CRANBURY, NJ, April 13, 2005 – Kos Pharmaceuticals, Inc. (Nasdaq: KOSP) and Barr Pharmaceuticals, Inc. (NYSE: BRL) today announced that that they have signed Co-Promotion, Licensing and Manufacturing, and Settlement and License Agreements relating to the resolution of the patent litigation involving Kos’ Niaspan® products. The United States District Court for the Southern District of New York entered into a Consent Dismissal ending the pending litigation between the two companies. These arrangements have been established to provide benefits to millions of female patients who have multiple lipid disorders and are candidates for Kos’ niacin-based pharmaceutical cholesterol products.

Co-Promotion Agreement

The Co-Promotion Agreement provides that Kos and Duramed Pharmaceuticals, a subsidiary of Barr Pharmaceuticals, will co-promote the current Niaspan and Advicor® products, as well as future dosage formulations, strengths or modified versions of those products (“the Products”), to obstetricians, gynecologists and other practitioners with a focus on women’s healthcare in the United States using a Duramed specialty sales force. Under the terms of the seven-year agreement (with renewal rights), Kos will train a 40-person Duramed specialty sales force, which will begin promoting the Products in mid-2005. In consideration of the Co-Promotion, Kos will pay Duramed royalties based on quarterly and yearly net sales of the Products, subject to certain maximum sales levels. The Co-Promotion would address a new discrete population of obstetricians, gynecologists and other practitioners with a focus on women’s healthcare who have not previously been detailed on Kos’ cholesterol products. Kos’ cholesterol products could directly serve the growing need to treat the risks of cardiovascular disease in the 28 million

-more-

women identified by the American Heart Association (AHA) who require HDL-C (the “good” cholesterol) raising therapy.

In February 2004, the AHA raised its guidelines for HDL-C in women from 40 mg/dl to 50 mg/dl. The new guidelines also recommended that women maintain triglycerides levels below 150 mg/dl, a 25% change from past guidelines. These new guidelines essentially tripled the number of women who are candidates for Niaspan and Advicor therapy to about 28 million.

At the same time, a second study published in Circulation found that nearly two-thirds of women at highest risk for a heart attack receive no treatment at all, despite having levels of “good” and “bad” cholesterol that endanger them. Only 7 percent of women had lipid levels considered optimal by the AHA women’s guidelines issued last year (LDL-C of less than 100mg/dL and HDL-C above 50 mg/dL).

Settlement and License Agreement

The Settlement and License Agreement permits Barr Laboratories to launch generic versions of Niaspan and Advicor, as well as future dosage formulations, strengths or modified versions of the Products, under terms of an exclusive license commencing on September 20, 2013, approximately four years earlier than the last-to-expire Kos patent. Upon launch, Barr would pay Kos a royalty equal to a portion of profits generated from the sales of generic versions of the Products. As part of the settlement, Barr admits that Kos’ patents are valid and enforceable and that Barr infringes the Kos patents.

License and Manufacturing Agreement

In a separate License and Manufacturing Agreement, Barr Laboratories has agreed to stand ready to supply Kos Life Sciences, Inc. quantities of Niaspan 500 mg, 750 mg and 1000 mg Extended-Release Niacin Tablets and Advicor 500 mg/20 mg, 750 mg/20 mg and 1000 mg/20 mg Extended Release Niacin/Lovastatin Tablets, under or pursuant to the approval of Barr’s Abbreviated New Drug Applications (ANDAs). Under the terms of the License and Manufacturing Agreement, Barr will receive an initial license fee and quarterly payments to stand ready to meet Kos’ manufacturing requirements. In addition, if Kos engages Barr to manufacture these products, Kos will purchase such products at an agreed upon supply price.

“We believe the agreements announced today provide an equitable way to resolve our Niaspan patent litigation that creates a benefit for consumers, as well as Barr’s shareholders,” said Bruce L. Downey, Barr’s Chairman and Chief Executive Officer. “We believe these agreements open the door for significant opportunities for both Barr and Kos, including an additional Duramed sales force that can be utilized to promote Kos’ products, Duramed’s products, and other proprietary products. In addition, the agreements provide the certainty of generic entry four years before the patents expire, or potentially earlier in certain circumstances.”

“This agreement with Barr not only benefits both companies, but most importantly, it broadens the utility of our niacin-based pharmaceutical cholesterol products to a wider female patient population, thereby saving more lives,” said Adrian Adams, President and CEO of Kos. “Kos has spent significant time and money developing these products, conducting studies, securing and defending intellectual property and expanding medical education on the need to treat a broad range of lipid parameters. Now, not only will we be able to continue to market and grow our cholesterol franchise, but we will also be able to leverage Barr’s excellent relationships and competencies with the obstetric/gynecology community that expands our products’ reach into an entirely new market segment. This partnership will proliferate the medical education on the unique benefits of Niaspan and Advicor in reducing the risk of cardiovascular disease in women, a uniquely underserved population. Lastly, it provides us with additional manufacturing capabilities if needed, which we were already exploring.”

About Barr

Barr Pharmaceuticals, Inc., a holding company that operates through its principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.

About Kos

Kos Pharmaceuticals, Inc. is a fully integrated specialty pharmaceutical company engaged in developing, commercializing, manufacturing and marketing proprietary prescription products for the treatment of chronic diseases. The Company’s principal product development strategy is to reformulate existing pharmaceutical products with large market potential to improve safety, efficacy, or patient compliance. The Company currently markets Niaspan and Advicor for the treatment of cholesterol disorders, and Azmacort® for the treatment of asthma. Kos is developing additional products, has proprietary drug delivery technologies in solid-dose and aerosol metered-dose inhalation administration and is pursuing certain strategic business development and licensing opportunities.

Forward-Looking Statements

Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business.

The forward-looking statements contained in this press release speak only as of the date the statement was made. The companies undertake no obligation (nor do they intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.

For Kos: These factors include the Company’s ability to attract and retain sales professionals, the Company’s ability to build awareness for Niaspan and Advicor within the medical community, the continuing growth of the cardiovascular and respiratory markets, the Company’s ability to maintain its compliance with FDA regulations and standards, the effect of conditions in the pharmaceutical industry and the economy in general, as well as certain other risks, including without limitation those discussed in Kos’s public reports filed with the U.S. Securities and Exchange Commission, including its Form 10-K for its December 31, 2004 fiscal year.

For Barr: These factors include those discussed in its public reports filed with the U.S. Securities and Exchange Commission, including its Form 10-K for the June 30, 2004 fiscal year.

[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com) or Kos’ website (www.kospharm.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab and Kos Pharmaceuticals’ Medical Inquiries at 1-888-454-7437. All trademarks referenced herein are the property of their respective owners.]

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